                                                                      EXHIBIT 11



                          COLLINS & AIKMAN CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                       IN MILLIONS, EXCEPT PER SHARE DATA
                                  (UNAUDITED)




                                                                           QUARTER ENDED
                                                                     -------------------------
                                                                     MARCH 31,       MARCH 31,
                                                                        2002            2001
                                                                     --------        --------
Average shares outstanding during the period ............              168.0            71.3
                                                                     --------        --------
Incremental shares under stock options computed under
     the price of issuer's stock during the period ......                  --              --
                                                                     --------        --------

          Total shares for diluted EPS ..................              168.0            71.3
                                                                     ========        ========

Income (loss) from continuing operations
     before extraordinary charge ........................               (6.0)         $ (7.1)

Extraordinary charge, net of income taxes of $227 .......                  --            (.3)
                                                                     --------        --------

     Net income (loss) ..................................               (6.0)         $ (7.4)
                                                                     ========        ========
Net income (loss) per basic and diluted common share:
     Continuing operations ..............................               (0.04)        $ (0.10)
     Extraordinary charge ...............................                  --              --
                                                                     --------        --------

     Net income (loss) ..................................               (0.04)        $ (0.10)
                                                                     ========        ========